As filed with the Securities and Exchange Commission on June 2, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Kimco Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	13-2744380
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3333 New Hyde Park Road Suite 100 New Hyde Park, NY 11042
(Address of Principal Executive Offices) (Zip Code)

     2010 Equity Participation Plan

(Full title of the plan)

Copy to: Bruce M. Rubenstein Vice President, General Counsel and Secretary Kimco Realty Corporation 3333 New Hyde Park Road Suite 100 New Hyde Park, NY 11042 (516) 869-9000	Copy to: Joel H. Trotter Latham & Watkins LLP 555 Eleventh Street, N.W. Washington, D.C. 20004 (202) 637-2200
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed Maximum offering price per share (2)	Proposed Maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value	5,000,000 shares	$14.00	$70,000,000	$4,991.00

(1)

The Kimco Realty Corporation 2010 Equity Participation Plan, as amended and restated (the “Plan”), authorizes the issuance of 5,000,000 shares of Kimco Realty Corporation’s (the “Company”) common stock, par value $0.01 per share (the “Common Stock”). In accordance with Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (“Registration Statement”) shall also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, or similar transaction.

(2)

Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on May 26, 2010, within five business days prior to filing.

EXPLANATORY NOTE

On March 15, 2010, the Company’s Compensation Committee and Board of Directors approved the Plan, subject to the approval of the Company’s stockholders.  On May 5, 2010, the Company’s stockholders approved the Plan.  This Registration Statement is being filed in order to register the 5,000,000 shares of Common Stock which may be offered or sold to participants under the Plan.

PART I

Item 1.

Plan Information

Not required to be filed with this Registration Statement.

Item 2.

Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

Item 3.

Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “Commission”) by us are incorporated as of their respective dates in this Registration Statement by reference:

•

The Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 1, 2010 and the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2009 filed on March 2, 2010, including all material incorporated by reference therein;

•

The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed on May 7, 2010, including all material incorporated by reference therein;

•

The Company’s Current Reports on Form 8-K filed on March 15, 2010, March 19, 2010, April 19, 2010, and May 10, 2010, including all material incorporated by reference therein; and

•

The description of the Company’s Common Stock contained in the Registration Statement on Form S-3ASR filed with the Commission on April 24, 2009, including any subsequently filed amendments and reports updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.

Description of Securities

Not required to be filed with this Registration Statement.

Item 5.

Interests of Named Experts and Counsel

Not applicable.

Item 6.

Indemnification of Directors and Officers

Under Maryland law, a Maryland corporation may include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and which is material to the cause of action. Our charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate the Company to indemnify any present or former director or officer or any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her status as a present or former director or officer of the Company and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our By-laws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her status as a present or former director or officer of the Company and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

On February 25, 2009, our Board of Directors approved a form of Indemnification Agreement to be entered into between the Company and each of its executive officers, members of the Board of Directors and such other employees or consultants of the Company or any subsidiary as may be determined from time to time by the Company's Chief Executive Officer in his discretion.  A brief description of the terms and conditions of the Indemnification Agreement that are material to the Company is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and the Indemnification Agreement is filed as an exhibit thereto.

It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Item 7.

Exemption from Registration Claimed

Not applicable.

Item 8.

Exhibits

Exhibit	Description
4.1	Articles of Amendment and Restatement of the Company, dated August 4, 1994 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1994).
4.2	Amended and Restated By-laws of the Company dated February 25, 2009 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).
5.1	Opinion of Counsel (filed herewith).
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.3	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.4	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.5	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.6	Consent of Counsel (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this registration statement).
99.1

Kimco Realty Corporation 2010 Equity Participation Plan, as approved on March 15, 2010 (incorporated by reference to Appendix A to the Company's definitive Proxy Statement on Schedule 14A, filed on March 26, 2010).

Item 9.   Undertakings

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hyde Park, State of New York, on this 2nd day of June, 2010.

KIMCO REALTY CORPORATION

By: /s/ David B. Henry

David B. Henry

President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints David B. Henry and Bruce M. Rubenstein, and each of them, with full power to act without the other, as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Milton Cooper	Executive Chairman and Director
Milton Cooper		June 2, 2010

/s/ David B. Henry	President, Chief Executive Officer and Director
David B. Henry	(Principal Executive Officer)	June 2, 2010

/s/ Michael V. Pappagallo	Executive Vice President, Chief Operating Officer and Chief
Michael V. Pappagallo	Financial Officer (Principal Financial Officer)
June 2, 2010
/s/ Glenn G. Cohen	Vice President, Treasurer and Chief Accounting Officer
Glenn G. Cohen	(Principal Accounting Officer)	June 2, 2010

/s/ Philip E. Coviello, Jr.	Director
Philip E. Coviello, Jr.		June 2, 2010

/s/ Richard G. Dooley	Director
Richard G. Dooley		June 2, 2010

/s/ Joe Grills	Director
Joe Grills		June 2, 2010

/s/ F. Patrick Hughes	Director
F. Patrick Hughes		June 2, 2010

/s/ Frank Lourenso	Director
Frank Lourenso		June 2, 2010

/s/ Richard Saltzman	Director
Richard Saltzman		June 2, 2010

EXHIBIT INDEX
Exhibit	Description
4.1	Articles of Amendment and Restatement of the Company, dated August 4, 1994 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1994).
4.2	Amended and Restated By-laws of the Company dated February 25, 2009 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).
5.1	Opinion of Counsel (filed herewith).
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.3	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.4	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.5	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.6	Consent of Counsel (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this registration statement).
99.1

Kimco Realty Corporation 2010 Equity Participation Plan, as approved on March 15, 2010 (incorporated by reference to Appendix A to the Company's definitive Proxy Statement on Schedule 14A, filed on March 26, 2010).